SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported              April 8, 2005

NASSDA CORPORATION

(Exact Name of the Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-33291	77-0494462
(Commission File Number)	(I.R.S. Employer Identification No.)

2650 San Tomas Expressway, Santa Clara, California	95051
(Address of Principal Executive Offices)	(Zip Code)

(408) 988-9988

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On April 8, 2005, Nassda Corporation (“Nassda”) issued a press release announcing the agreement in principle to settle the Delaware merger litigation brought in connection with the proposed merger of Nassda with a wholly owned subsidiary of Synopsys, Inc.  Nassda intends to provide its stockholders of record as of March 8, 2005 with a proxy supplement that contains information about the annual meeting of stockholders, the proposed merger and the proposed Delaware merger litigation settlement in addition to the information provided in the proxy statement.  Nassda adjourned its annual meeting of stockholders held on April 8, 2005 and reconvened it for 10:00 a.m. on Wednesday, April 27, 2005, at Nassda’s principal executive offices, to act upon the matters set forth in Nassda’s Proxy Statement dated March 10, 2005.  The full text of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference.

Item 9.01  Financial Statements and Exhibits.

(c)           Exhibits

Exhibit	Description

99.1	Press Release, dated April 8, 2005, of Nassda Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 8, 2004

NASSDA CORPORATION

	By:	/s/ Sang S. Wang
Sang S. Wang
Chairman and Chief Executive Officer

	By:	/s/ Tammy S. Liu
Tammy S. Liu
Chief Financial Officer and Vice President, Finance and Administration